UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 28, 2013

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER INDUSTRIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 28, 2013, Roper Industries, Inc. (the "Company") issued a press release containing information about the Company's results of operations for the quarter ended September 30, 2013. A copy of the press release is furnished as Exhibit 99.1.

In the press release, the Company uses several non-GAAP financial measures: Adjusted Revenue, Adjusted Gross Margin, Adjusted Net Earnings, Adjusted Diluted Earnings per Share and Free Cash Flow.

Business combination accounting rules require Roper to account for the fair value of deferred revenue assumed in connection with the Sunquest Information Systems, Inc. ("Sunquest") acquisition. The fair value is based on the assumed cost of having a third-party provide the relevant support services rather than the contracted amount under the contracts. Because the fair value is less than the contracted amount, Roper's GAAP revenues for the one year period subsequent to the acquisition will not reflect the full amount of revenue that would have otherwise been recorded by Sunquest had they remained an independent company. The Adjusted Revenue measure is intended to reflect the full amount that Sunquest would have recognized as revenue, absent the fair value adjustment.

Business combination accounting rules require Roper to account for the fair value of accounts receivable at acquisition date for revenue that was "earned but not recognized" at the date of purchase of Managed Healthcare Associates, Inc. ("MHA"). Roper's GAAP revenues for the one year period subsequent to the acquisition will not reflect the full amount of revenue that would have otherwise been recorded by MHA had they remained an independent company. The Adjusted Revenue measure is intended to reflect the full amount that MHA would have recognized as revenue, absent the fair value adjustment.

The Adjusted Gross Margin and Adjusted Net Earnings reflect both of these fair value adjustments. The Company believes these non-GAAP measures are useful to investors as a measure of the ongoing performance of its business.
Free Cash Flow is defined as "Cash Provided by Operating Activities" ("Operating Cash Flow") as stated in Roper's Consolidated Statements of Cash Flows, reduced by capital expenditures. The Company believes that Free Cash Flow is useful to investors as a basis for comparing its performance with other companies. Roper's measure of Free Cash Flow may not be comparable to similar measures used by other companies.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of the Company dated October 28, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Industries, Inc.
(Registrant)

BY:	/s/ John Humphrey
	John Humphrey, Vice President and Chief Financial Officer	Date: October 28, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated October 28, 2013